EXHIBIT 32.1
CERTIFICATION

In connection with the Amendment No. 1 to the annual report of Energroup Holdings Corporation (the “Company”) on Form 10-K for the year ending December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Shi Huashan, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 6, 2009	By:	/s/ Shi Huashan
Shi Huashan
Chief Executive Officer
(Principal Executive Officer)

 A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.